Exhibit 99.1
PRESS RELEASE
Dick’s Sporting Goods Reports First Quarter Results; Exceeds Earnings Expectations
•	Consolidated earnings per diluted share increased 36% to $0.30 per diluted share in the first quarter of 2011 from $0.22 per diluted share in the first quarter of 2010

•	Consolidated same store sales increased 2.1% in the first quarter of 2011

•	Company raises full year estimated earnings range from $1.89 to 1.91 per diluted share to $1.91 to 1.93 per diluted share

•	Company ended the first quarter of 2011 with $533 million in cash, without any outstanding borrowings under its credit facility
PITTSBURGH, Pa., May 17, 2011 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the first quarter ended April 30, 2011.
First Quarter Results
The Company reported consolidated net income for the first quarter ended April 30, 2011 of $37.5 million, or $0.30 per diluted share, exceeding the Company’s earnings expectations provided on March 8, 2011 of $0.26 — 0.28 per diluted share. For the first quarter ended May 1, 2010, the Company reported consolidated net income of $26.2 million, or $0.22 per diluted share.
Net sales for the first quarter of 2011 increased by 6.3% to $1.1 billion due primarily to a 2.1% increase in consolidated same store sales and the opening of new stores. The 2.1% consolidated same store sales increase consisted of a 1.4% increase at Dick’s Sporting Goods stores, a 3.3% increase at Golf Galaxy and a 25.2% increase in its e-commerce business.
“In the first quarter, we demonstrated our ability to effectively run our business and generate better than expected earnings, despite unfavorable weather conditions in many of our markets,” said Edward W. Stack, Chairman and CEO. “With several multi-year growth opportunities, a strong balance sheet, and a talented team of associates, we are optimistic about the near and long-term prospects of our business.”
New Stores
In the first quarter, the Company opened three Dick’s Sporting Goods stores. These stores are listed in a table later in the release under the heading “Store Count and Square Footage.”
As of April 30, 2011, the Company operated 447 Dick’s Sporting Goods stores in 42 states, with approximately 24.7 million square feet and 81 Golf Galaxy stores in 30 states, with approximately 1.3 million square feet.

Balance Sheet
The Company ended the first quarter of 2011 with $533 million in cash and cash equivalents and did not have any outstanding borrowings under its $440 million Credit Agreement. At the end of the first quarter of 2010, the Company had $207 million in cash and cash equivalents and did not have any outstanding borrowings under its credit facility.
The inventory per square foot was 0.6% higher at the end of the first quarter 2011 as compared to the end of the first quarter of 2010.
Current 2011 Outlook
The Company’s current outlook for 2011 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.
❖ Full Year 2011
•	Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.91 – 1.93. For the full year 2010, the Company reported consolidated non-GAAP earnings per diluted share of $1.63, excluding Golf Galaxy store closing costs and litigation settlement costs. On a GAAP basis, the Company reported consolidated earnings per diluted share of $1.50 in 2010.

•	Consolidated same store sales are currently expected to increase approximately 3.0% compared to a 7.4% increase last year.

•	The Company currently expects to open approximately 34 new Dick’s Sporting Goods stores, remodel 14 Dick’s Sporting Goods stores, open approximately three Golf Galaxy stores and relocate one Golf Galaxy store in 2011.
❖ Second Quarter 2011
•	Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $0.47 - 0.49 in the second quarter of 2011. In the second quarter of 2010, the Company reported consolidated earnings per diluted share of $0.43.

•	Consolidated same store sales are currently expected to increase approximately 3.0% compared to a 5.7% increase in the second quarter last year.

•	The Company expects to open approximately eight new Dick’s Sporting Goods stores and relocate one Golf Galaxy store in the second quarter of 2011.
❖ Capital Expenditures
•	In 2011, the Company anticipates capital expenditures to be approximately $252 million on a gross basis and approximately $197 million on a net basis.

Conference Call Info
The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register and download and install any necessary audio software.
In addition to the web cast, the call can be accessed by dialing (800) 215-2410 (domestic callers) or (617) 597-5410 (international callers) and entering confirmation code 10749323.
For those who cannot listen to the live web cast, it will be archived on the Company’s web site for 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 21061424. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or other words with similar meanings. Forward-looking statements include, among other things, statements about our future expectations regarding growth, revenues, earnings, profitability, spending, margins, costs, liquidity, store openings and operations, inventory, private brand products, our actions, plans or strategies.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2011 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: continuation of the recent economic and financial downturn and other changes in macroeconomic factors or market conditions that impact consumer spending; changes in the general economic and business conditions and in the specialty retail or sporting goods industry in particular; fluctuations in our quarterly operating results or same store sales; volatility in our stock price; our ability to access adequate capital; competition in the sporting goods industry; limitations on the availability of attractive store locations; inability to manage our growth, open new stores on a timely basis or expand successfully in new and existing markets; changes in consumer demand; unauthorized disclosure of sensitive, personal or confidential information; disruptions in our or our vendors’ supply chains; factors affecting our vendors, including potential increases in the costs of products, their ability to maintain their inventory and production levels and their ability or willingness to provide us with sufficient quantities of products at acceptable prices; factors that could negatively affect our private brand offerings; risks and costs relating to product liability claims, product recalls and the regulation of and other hazards associated with certain products we sell; the loss of our key executives; costs and risks associated with increased or changing laws and regulations affecting our business; our ability to secure and protect our intellectual property; risks relating to operating as a multi-channel retailer, including the impact of rapid technological change, internet security and privacy issues and the threat of systems failure or inadequacy; problems with our current management information systems or software; disruption at our distribution facilities; the seasonality of our business; regional risks because our stores are generally concentrated in the eastern half of the United States; costs and risks related to litigation or other claims against us; costs and uncertainties associated with pursuing strategic acquisitions; our ability to meet our labor needs; currency exchange rate fluctuations; risks associated with our Chief Executive Officer and his relatives’ controlling interest in the Company; the impact of foreign instability and conflict; our anti-takeover provisions, which could prevent or delay a change in control of the Company; and impairment in the carrying value of goodwill or other acquired intangibles.
Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 29, 2011 as filed with the Securities and Exchange Commission (“SEC”) on March 18, 2011 and in other reports filed with the SEC. In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on our business or the extent to which any individual risk factor, or combination of risk factors, may cause results to differ materially from those contained in any forward-looking statement. We do not assume any obligation and do not intend to update any forward-looking statements except as may be required by the securities laws.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer. As of April 30, 2011, the Company operated 447 Dick’s Sporting Goods stores in 42 states, 81 Golf Galaxy stores in 30 states and e-commerce web sites and catalog operations for both Dick’s Sporting Goods and Golf Galaxy. Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/investors. The Company’s web site is not part of this release.
Contact:
Timothy E. Kullman, EVP — Finance, Administration, and Chief Financial Officer or
Anne-Marie Megela, Director, Investor Relations
(724) 273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	April 30,	% of	May 1,	% of
	2011	Sales (1)	2010	Sales (1)

Net sales	$1,113,849	100.00%	$1,047,531	100.00%
Cost of goods sold, including occupancy and distribution costs	783,406	70.33	745,311	71.15

GROSS PROFIT	330,443	29.67	302,220	28.85

Selling, general and administrative expenses	263,735	23.68	253,149	24.17
Pre-opening expenses	2,266	0.20	2,079	0.20

INCOME FROM OPERATIONS	64,442	5.79	46,992	4.49

Interest expense	3,484	0.31	3,508	0.33
Other income	(1,108)	(0.10)	(688)	(0.07)

INCOME BEFORE INCOME TAXES	62,066	5.57	44,172	4.22

Provision for income taxes	24,568	2.21	17,963	1.71

NET INCOME	$37,498	3.37%	$26,209	2.50%

EARNINGS PER COMMON SHARE:
Basic	$0.31		$0.23
Diluted	$0.30		$0.22

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,361		115,155
Diluted	125,367		120,387

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	April 30,	May 1,	January 29,
	2011	2010	2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$532,525	$206,958	$546,052
Accounts receivable, net	43,474	37,649	34,978
Income taxes receivable	5,695	7,438	9,050
Inventories, net	1,054,871	1,009,749	896,895
Prepaid expenses and other current assets	67,099	61,914	58,394
Deferred income taxes	17,731	11,467	18,961

Total current assets	1,721,395	1,335,175	1,564,330

Property and equipment, net	712,812	655,378	684,886
Intangible assets, net	51,446	47,421	51,070
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	22,057	70,993	27,157
Investments	13,992	13,026	10,789
Other	51,914	38,664	58,710

Total other assets	87,963	122,683	96,656

TOTAL ASSETS	$2,774,210	$2,361,251	$2,597,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$602,280	$532,859	$446,511
Accrued expenses	243,814	213,279	279,284
Deferred revenue and other liabilities	99,660	89,082	121,753
Income taxes payable	—	24,435	—
Current portion of other long-term debt and leasing obligations	995	978	995

Total current liabilities	946,749	860,633	848,543

LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Other long-term debt and leasing obligations	139,605	141,034	139,846
Deferred revenue and other liabilities	255,686	228,907	245,566

Total long-term liabilities	395,291	369,941	385,412

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	951	907	938
Class B common stock	250	250	250
Additional paid-in capital	654,226	546,722	625,184
Retained earnings	767,966	574,600	730,468
Accumulated other comprehensive income	8,777	8,198	6,741

Total stockholders’ equity	1,432,170	1,130,677	1,363,581

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,774,210	$2,361,251	$2,597,536

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	13 Weeks Ended
	April 30,	May 1,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$37,498	$26,209
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	27,436	25,866
Deferred income taxes	5,141	(17,380)
Stock-based compensation	6,504	5,999
Excess tax benefit from exercise of stock options	(11,644)	(5,774)
Tax benefit from exercise of stock options	191	418
Other non-cash items	378	387
Changes in assets and liabilities:
Accounts receivable	(5,014)	1,973
Inventories	(157,976)	(113,973)
Prepaid expenses and other assets	(9,501)	(8,398)
Accounts payable	142,418	95,773
Accrued expenses	(47,896)	(33,460)
Income taxes payable/receivable	14,959	22,238
Deferred construction allowances	6,455	762
Deferred revenue and other liabilities	(23,404)	(14,293)

Net cash used in operating activities	(14,455)	(13,653)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(32,584)	(24,300)
Proceeds from sale-leaseback transactions	10	—
Deposits and purchases of other assets	(2,030)	—

Net cash used in investing activities	(34,604)	(24,300)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit (payments) borrowings, net	—	—
Payments on other long-term debt and leasing obligations	(241)	(231)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	14,077	8,016
Excess tax benefit from exercise of stock options	11,644	5,774
Repurchase of common stock	(3,321)	—
Increase in bank overdraft	13,351	5,720

Net cash provided by financing activities	35,510	19,279

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	22	21

NET DECREASE IN CASH AND CASH EQUIVALENTS	(13,527)	(18,653)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	546,052	225,611

CASH AND CASH EQUIVALENTS, END OF PERIOD	$532,525	$206,958

Supplemental disclosure of cash flow information:
Accrued property and equipment	$12,426	$325
Cash paid for interest	$3,107	$3,046
Cash paid for income taxes	$4,139	$12,027

Store Count and Square Footage
The stores that opened during the first quarter of 2011 are as follows:

DICK’S
Store	Market
Escondido, CA	San Diego
Renton, WA	Seattle
White Plains, NY	New York Metro
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2011			Fiscal 2010
	Dick’s			Dick’s
	Sporting	Golf		Sporting	Golf
	Goods	Galaxy	Total	Goods	Galaxy	Total
Beginning stores	444	81	525	419	91	510
Q1 New	3	—	3	5	—	5

Ending stores	447	81	528	424	91	515

Closed	—	—	—	—	—	—
Closed stores	—	—	—	—	—	—

Ending stores	447	81	528	424	91	515

Remodeled stores	—	—	—	—	—	—

Relocated stores	—	—	—	—	—	—

Square Footage: (in millions)

				Dick’s
				Sporting	Golf
				Goods	Galaxy	Total
Q1 2010				23.6	1.5	25.1
Q2 2010				23.7	1.5	25.2
Q3 2010				24.3	1.3	25.6
Q4 2010				24.6	1.3	25.9

Q1 2011				24.7	1.3	26.0

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding earnings before interest, taxes and depreciation (“EBITDA”); a reconciliation from the Company’s gross capital expenditures, net of tenant allowances; and calculations of consolidated and Dick’s Sporting Goods new store productivity. These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/investors.
EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	April 30,	May 1,
	2011	2010
	(dollars in thousands)
Net income	$37,498	$26,209
Provision for income taxes	24,568	17,963
Interest expense	3,484	3,508
Depreciation and amortization	27,436	25,866

EBITDA	$92,986	$73,546

% increase in EBITDA	26%
Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	13 Weeks Ended
	April 30,	May 1,
	2011	2010
	(dollars in thousands)
Gross capital expenditures	$(32,584)	$(24,300)
Proceeds from sale-leaseback transactions	10	—
Changes in deferred construction allowances	6,455	762
Construction allowance receipts	—	—

Net capital expenditures	$(26,119)	$(23,538)

New Store Productivity Calculation
The following calculations represent: (1) the new store productivity calculation on a consolidated basis; and (2) the new store productivity calculation for Dick’s Sporting Goods for the quarter ended April 30, 2011. Golf Galaxy stores and the Company’s e-commerce business are excluded from the Dick’s Sporting Goods only calculation. New store productivity compares the sales increase for all stores not included in the same store sales calculation with the increase in store square footage.

	Consolidated		Dick’s Sporting Goods Only
	13 Weeks Ended		13 Weeks Ended
	April 30,	May 1,	April 30,	May 1,
	2011	2010	2011	2010
Sales % increase for the period	6.3%		6.7%
Same store sales % increase for the period	2.1%		1.4%
New store sales % increase (A)	4.2%		5.3%

Store square footage (000’s):
Beginning of period	25,900	24,816	24,568	23,337
End of period	26,054	25,091	24,722	23,612
Average for the period	25,977	24,954	24,645	23,475
Average square footage % increase for the period (B)	4.1%		5.0%

New store productivity (A)/(B) (1)	103.2%		106.3%

(1)	- Amounts do not recalculate due to rounding.